Exhibit 99.1

Environmental Power Corporation

Company Contact:	Investor Relations Contact:	Media Contact:
Environmental Power Corporation	Lippert/Heilshorn & Associates, Inc.	Lippert/Heilshorn & Associates, Inc.
Kam Tejwani	Jody Burfening/Seema Brin	Chenoa Taitt
President and Chief Executive Officer	(212) 838-3777	(212) 838-3777
(603) 431-1780	jburfening@lhai.com	ctaitt@lhai.com
ktejwani@environmentalpower.com	sbrin@lhai.com

MICROGY, INC, A SUBSIDIARY OF ENVIRONMENTAL POWER CORPORATION, JOINS WITH

SOUTH-TEX AS CO-INVESTOR AND OPERATIONAL PARTNER IN THE HUCKABAY RIDGE FACILITY

Portsmouth, NH, September 13, 2005— Environmental Power Corporation (AMEX:EPG) and its subsidiary, Microgy, Inc., have signed a limited partnership agreement with South-Tex Treaters, Inc. regarding the financing, construction, ownership and operation of the Huckabay Ridge facility, a multi-digester biogas production and gas conditioning facility to be located near Stephenville, Texas. As previously announced on September 6, 2005, Environmental Power Corporation and its subsidiary, Microgy, Inc., had commenced construction at the Huckabay Ridge facility.

Huckabay Ridge represents the first project to be jointly developed by Microgy and South-Tex under their existing project development agreement. South-Tex Treaters is a Texas-based company with a 20-year track record in the cleaning, compression and treatment of gases.

Under the terms of the partnership agreement, Microgy will finance, design, engineer, construct and own the digester portion of the facility, which it will lease to the partnership at a nominal rent for the 35 year term of the partnership agreement. Similarly, South-Tex will finance, design, engineer, construct and own the required gas cleaning and compression plant and interconnection to the local natural gas distribution network, which it will also lease to the partnership at a nominal rent for the term of the partnership agreement. South-Tex will also provide all the necessary engineering services required to link the digesters to its plant. The parties expect to operate the facility jointly, with Microgy retaining principal operational control over the digester portion, and South-Tex retaining principal responsibility for directing the operation of the cleaning and compression technologies, as well as the processing, handling, interconnecting and compliance monitoring duties necessary to produce the conditioned gas and deliver it to the final purchaser.

Microgy and South-Tex will share equal control over the management of the partnership, with Microgy holding an effective 60% economic interest in the partnership and revenue from the sale of the gas to be produced by the facility to be shared commensurately.

Kam Tejwani, chief executive officer of Environmental Power Corporation, stated, “We are proud to welcome South-Tex to the Huckabay Ridge project, both as an investor and as an operating partner. Joint ownership of the combined facility through the partnership with South-Tex allows each of us to focus on our respective areas of technical excellence, better utilizing our resources while allowing for potentially faster returns on our initial investment. We look forward to working with South-Tex on this project and to exploring further opportunities to work together.”

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ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

ABOUT MICROGY, INC.

Microgy holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology, which transforms manure and food industry waste into methane-rich biogas that can be used to generate electricity or thermal energy, or refined to pipeline-grade methane for sale as a commodity. This technology also represents a potentially profitable solution for the nation’s estimated 1200 large animal feeding operations as they seek to comply with a growing number of proposed and adopted mandates developed by federal, state and local officials aimed at regulating the management of farm waste. Complying with these mandates places potentially significant cost and operational burdens on America’s farmers, which Microgy’s technology can help to address.

ABOUT SOUTH-TEX TREATERS

South-Tex Treaters, Inc., based in Odessa, Texas, was founded in 1986 to provide contract gas treating services and equipment. The company has expanded over the years into the design, construction and start up of many types of facilities, including amine plants, physical solvent plants, glycol dehydrators, refrigeration/dew point control plants and catalytic oxygen removal units. South-Tex has locations in Texas, Kansas and Colorado. The company has particular expertise in the cleaning of “dirty” gas to pipeline-grade. Currently, South-Tex operates the ninth-largest landfill gas site in the U.S., located in Kansas City, and cleans that gas to required specifications for sale into the natural gas pipeline.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned projects, project commencement and completion dates, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects and for other matters, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, including those relating to competing products and technologies, risks relating to managing and integrating acquired businesses, unpredictable developments, including plant outages and repair requirements, the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with our projects, uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, uncertainties relating to the availability of tax credits, deductions,

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rebates and similar incentives, the legal environment, intellectual property issues, the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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